Exhibit 99.1

News Release

2010-36

Contact

Dianne VanBeber

dianne.vanbeber@intelsat.com

+1 202 944 7406

Intelsat Reports Third Quarter 2010 Results

Luxembourg, November 8, 2010

Intelsat S.A., the world’s leading provider of fixed satellite services, today reported results for the three and nine months ended September 30, 2010.

Intelsat S.A. reported revenue of $644.3 million and a net loss of $106.4 million for the three months ended September 30, 2010. The company also reported Intelsat S.A. EBITDA[i], or earnings before net interest, loss on early extinguishment of debt, taxes and depreciation and amortization, of $478.1 million, and Intelsat Luxembourg Adjusted EBITDA[i] of $506.0 million, or 79 percent of revenue, for the three months ended September 30, 2010.

Intelsat CEO Dave McGlade stated, “Today’s report, with solid revenue growth of 4.3 percent in the third quarter of 2010, as compared to the third quarter of 2009, is in line with our previous indications that we expected to achieve a higher revenue growth profile in the second half of 2010. Extending the trends of the past several quarters, strong performance in our government business outpaced that of our network services and media businesses.”

McGlade continued, “We remain focused on increasing the value of our video neighborhoods, and on executing our business strategies with respect to growing applications, such as maritime and government, among others. We are successfully maintaining our strong contracted backlog, with pre-commitments from customers for capacity on soon to be launched satellites contributing to our $9.3 billion backlog at September 30, 2010, and providing visibility and stability of future cash flows.”

Business Highlights

•          Intelsat continues to build its leadership in providing capacity and services for government applications, with strong renewal rates and contract expansions supporting growth. Intelsat General Corporation, a wholly-owned subsidiary of Intelsat S.A., received a contract for on-network transponder services to support unmanned aerial vehicle communications in North America. Separately, integration of the Australian Defence Force hosted payload with Intelsat 22 is proceeding according to schedule. Intelsat expects to deliver the hosted payload on-orbit when Intelsat 22 launches in early 2012.

•

Intelsat remains focused on renewing and expanding service agreements on its valuable regional video neighborhoods. HBO Latin America Group (HBO LAG) signed a multi-year, multi-transponder contract for capacity to increase its program distribution to viewers across Latin America. In addition to services on Intelsat’s three leading video neighborhoods serving Latin America, the agreement also includes a comprehensive teleport restoration program for HBO LAG via IntelsatONE, Intelsat’s IP/MPLS fiber and teleport network. Separately, ViewAfrica, a leading provider of global broadcast and transmission services for television and radio channels, extended its commitment to Intelsat’s leading African video neighborhood at 68.5 degrees East longitude. The multi-transponder agreement extends ViewAfrica’s current commitment on the Intelsat 10 satellite onto Intelsat 20 following its launch and entry into service in 2012.

•

Intelsat is executing its global maritime strategy, which includes deploying customized Ku-band satellite beams that support always-on broadband connections, by building relationships with the world’s largest providers of maritime data services. Intelsat announced a multi-transponder, multi-year agreement with NewWave Broadband, a provider of high-speed maritime services, for mobility beams on the Intelsat 18 and Intelsat 22 satellites expected to be launched in 2011 and 2012, respectively. In addition, network services provider Vizada expanded and renewed a multi-year agreement for capacity supporting its global operations, including its Marlink unit, which supplies voice and data solutions to the maritime industry.

•

Cellular backhaul and telecommunications infrastructure continue to be important applications in Latin America and Africa. Telefónica subsidiary, Colombia Telecomunicaciones S.A. E.S.P., Colombia’s leading provider of local and long-distance data and voice services, signed a multi-year agreement for capacity on three Intelsat satellites supporting cellular backhaul, rural Internet access and distance learning applications. Separately, France Telecom S.A. renewed and expanded a portfolio of services that support its global communications network.

•

In August 2010, Intelsat announced a replacement satellite for Intelsat 805, to be known as Intelsat 27. In total, Intelsat currently has nine satellites in development, including Intelsat New Dawn. Intelsat has three launches scheduled before year-end 2011: Intelsat 17, expected to launch in the fourth quarter of 2010, Intelsat New Dawn, expected to launch late in the first quarter of 2011, and Intelsat 18, for which the launch has been rescheduled to late second quarter 2011, due to manufacturing delays.

•

On September 30, 2010, Intelsat Jackson Holdings S.A. completed an offering of $1.0 billion principal amount of 7 1/4% Senior Notes due 2020. The majority of the proceeds were used to repurchase $546.3 million principal amount of Intelsat Corporation’s 9 1/4% Senior Notes due 2014 and $124.9 million principal amount of Intelsat Corporation’s 6  7/8% Senior Secured Debentures due 2028. Subsequent to the quarter close, $34.1 million of the proceeds were used to repurchase and cancel some of the remaining outstanding Intelsat Subsidiary Holding Company S.A. 8 1/2% Senior Notes due 2013 via an open market purchase transaction. After giving effect to the debt repurchases, $227.8 million of the proceeds from the offering remain available for general corporate purposes, which could include the repayment, redemption, retirement or repurchase in the open market of other indebtedness of Intelsat S.A. and its subsidiaries.

•

The management of the Galaxy 15 satellite anomaly continues, as the satellite drifts eastward of 111º West longitude. All attempts to recover this satellite are currently expected to be completed within the next several months; if remaining attempts to recover the Galaxy 15 are unsuccessful, Intelsat may write down the remaining carrying value of the satellite, which was $34.2M at September 30, 2010.

•	Intelsat’s average fill rate on its approximately 2,125 station-kept transponders was 80 percent at September 30, 2010.

Financial Results for the Three Months Ended September 30, 2010

Total revenue for the three months ended September 30, 2010 increased by $26.4 million, or 4 percent, to $644.3 million as compared to the three months ended September 30, 2009.

By service type our revenue increased or decreased due to the following:

On-Network Revenues:

•

Transponder Services—an aggregate increase of $13.0 million, due primarily to a net increase of $20.2 million in revenue resulting from favorable terms, new business and renewals from network services customers primarily in the Africa and Middle East and Latin America and Caribbean regions, as well as the migration of a customer from managed services to transponder services and growth in capacity sold by our Intelsat General business. These increases were partially offset by an aggregate decrease of $7.2 million in revenues related to the IS-4 satellite anomaly, which primarily affected revenue from customers in the Europe and the Africa and Middle East regions, and the Galaxy 15 satellite anomaly, which primarily affected revenue from media customers in the North America region.

•	Managed services— an aggregate decrease of $6.7 million primarily due to the migration of a network services customer from managed services to transponder services.

•	Channel— an aggregate decrease of $3.1 million related to a continued decline from the migration of point-to-point satellite traffic to fiber optic cables, a trend which we expect will continue.

Off-Network and Other Revenues:

•

An aggregate increase of $23.0 million, due primarily to a $13.5 million increase in revenues from transponder services and a $6.9 million increase in mobile satellite services (“MSS”) revenues from usage-based mobile services, both of which were sold by our Intelsat General business.

Changes in direct costs of revenue, selling, general and administrative expenses, depreciation and amortization, losses on derivative financial instruments and interest expense, net are described below.

•

Direct costs of revenue increased by $18.0 million, or 21 percent, to $104.7 million for the three months ended September 30, 2010 as compared to the three months ended September 30, 2009. The increase was primarily due to an increase of $17.4 million for purchases of off-network FSS and MSS capacity, primarily related to increased transponder services sold by our Intelsat General business. Increases in direct costs of revenue also included an increase of $1.9 million in satellite-related insurance costs related to recently launched satellites, partially offset by a decrease of $2.0 million in cost of equipment primarily related to products sold by our Intelsat General business.

•

Selling, general and administrative expenses decreased by $10.3 million, or 18 percent, to $46.0 million for the three months ended September 30, 2010 as compared to the three months ended September 30, 2009. The decrease was primarily due to a $5.0 million decrease in bad debt expense, $2.1 million in lower stock compensation costs associated with the amended and restated Intelsat Global, Ltd. 2008 Incentive Plan, and a decrease of $1.2 million in staff-related expenses.

•

Depreciation and amortization expense decreased by $1.0 million to $199.0 million for the three months ended September 30, 2010 as compared to the three months ended September 30, 2009. The decrease was primarily due to the following:

•

a decrease of $16.7 million in depreciation expense due to certain satellites becoming fully depreciated and the impairment of our IS-4 and Galaxy 15 satellites following the anomalies that occurred in 2010; and

•	a decrease of $3.8 million in amortization expense primarily due to changes in the expected pattern of consumption of amortizable intangible assets; partially offset by

•	an increase of $15.5 million in depreciation expense resulting from the impact of satellites placed into service during the second half of 2009 and the first quarter of 2010.

•

Losses on derivative financial instruments were $19.9 million for the three months ended September 30, 2010 compared to $38.8 million for the three months ended September 30, 2009. For the three months ended September 30, 2010, the loss on derivative financial instruments related to a $31.7 million loss on our interest rate swaps, partially offset by an $11.8 million gain on our put option embedded derivative.

•

Interest expense, net consists of the gross interest expense we incur less the amount of interest we capitalize related to capital assets under construction and less interest income earned. As of September 30, 2010, we also held interest rate swaps with an aggregate notional amount of $2.3 billion to economically hedge the variability in cash flow on a portion of the floating-rate term loans under our senior secured and unsecured credit facilities. The swaps have not been designated as hedges for accounting purposes. Interest expense, net increased by $8.0 million, or 2 percent, to $345.5 million for the three months ended September 30, 2010, as compared to $337.5 million for the three months ended September 30, 2009. The increase in interest expense, net was principally due to the higher net principal amount of debt outstanding.

•

The non-cash portion of total interest expense, net was $81.3 million for the three months ended September 30, 2010 and included $57.4 million of payment-in-kind interest expense. The remaining non-cash interest expense was primarily associated with the amortization of deferred financing fees incurred as a result of new or refinanced debt and the amortization and accretion of discounts and premiums.

EBITDA, Intelsat Luxembourg Adjusted EBITDA and Other Financial Metrics

Intelsat S.A. EBITDA of $478.1 million for the three months ended September 30, 2010, reflected an increase of $38.3 million from $439.8 million for the same period in 2009. Intelsat Luxembourg Adjusted EBITDA increased by $15.1 million, or 3 percent, to $506.0 million, or 79 percent of revenue, for the three months ended September 30, 2010 from $490.9 million, or 79 percent of revenue, for the same period in 2009.

Intelsat’s backlog, representing expected future revenue under contracts with customers and Intelsat’s pro rata share of backlog in its joint venture investments, was $9.4 billion and $9.3 billion as of June 30, 2010 and September 30, 2010, respectively.

Intelsat management has reviewed the data pertaining to the use of the Intelsat network and is providing revenue information with respect to that use by customer set and service type in the following tables. Intelsat management believes this provides a useful perspective on the changes in revenue and customer trends over time.

Revenue Comparison by Customer Set and Service Type

($ in thousands)

	Three Months Ended September 30,		Three Months Ended September 30,
	2009		2010
Network Services	$315,536	51%	$318,131	49%
Media	194,164	31%	196,051	31%
Government	102,196	17%	123,215	19%
Other	5,992	1%	6,859	1%

	$617,888	100%	$644,256	100%

By Service Type

	Three Months Ended September 30,		Three Months Ended September 30,
	2009		2010
On-Network Revenues
Transponder Services	$453,578	73%	$466,565	72%
Managed Services	83,489	14%	76,737	12%
Channel	33,092	5%	29,985	5%

Total on-network revenues	570,159	92%	573,287	89%
Off-Network and Other Revenues
Transponder, MSS and off-network services	37,502	6%	60,521	10%
Satellite-related services	10,227	2%	10,448	1%

Total off-network and other revenues	47,729	8%	70,969	11%

Total	$617,888	100%	$644,256	100%

Free Cash Flow from Operations and Capital Expenditures

Intelsat generated negative free cash flow from operations i of $17.9 million during the three months ended September 30, 2010. Free cash flow from operations is defined as net cash provided by operating activities, less payments for satellites and other property and equipment (including capitalized interest). Payments for satellites and other property and equipment during the three months ended September 30, 2010 totaled $245.8 million, including $3.0 million in consolidated capital expenditures incurred for the Intelsat New Dawn satellite.

Intelsat is in the process of procuring and building nine satellites that are expected to be launched by the end of 2012, including the Intelsat New Dawn satellite. In addition to these announced programs, the company expects to procure one additional replacement satellite during this period. Intelsat expects 2010 total capital expenditures to range from $825 million to $900 million. However, several late 2010 contract milestones could affect the timing of capital expenditure payments between 2010 and 2011. Expected annual capital expenditure ranges for fiscal years 2011 and 2012 are $800 million to $875 million, and $450 million to $525 million, respectively. This guidance excludes the capital expenditures associated with the Intelsat New Dawn satellite.

End Notes

[i]

In this release, financial measures are presented both in accordance with GAAP and also on a non-GAAP basis. EBITDA, Intelsat Luxembourg Adjusted EBITDA, free cash flow from operations figures and related margins included in this release are non-GAAP financial measures. Please see the consolidated financial information below for information reconciling non-GAAP financial measures to comparable GAAP financial measures. Intelsat Luxembourg Adjusted EBITDA is a term based on Adjusted EBITDA, as defined in the indenture governing the 11 1/4% Senior Notes due 2017 and the 11 1/2%/12 1/2% Senior PIK Election Notes due 2017 issued by Intelsat (Luxembourg) S.A. (the “2017 PIK Notes“) on June 27, 2008. Please see the reconciliations of Intelsat Luxembourg Adjusted EBITDA to Intelsat S.A. EBITDA provided with the consolidated financial information below.

Conference Call Information

Intelsat management will host a conference call with investors and analysts at 11:00 a.m. EST on Monday, November 8, 2010 to discuss the company’s financial results for the three months ended September 30, 2010. Access to the live conference call will also be available via the Internet at the Intelsat Web site: www.intelsat.com/investors/events. To participate on the live call, United States-based participants should call (800) 322-2803. Non-U.S. participants should call +1 (617) 614-4925. The participant pass code is 37262729. Participants will have access to a replay of the conference call through November 15, 2010. The replay number for U.S.-based participants is (888) 286-8010 and for non-U.S. participants is +1 (617) 801-6888. The participant pass code for the replay is 69652477.

About Intelsat

Intelsat is the leading provider of fixed satellite services worldwide. For over 45 years, Intelsat has been delivering information and entertainment for many of the world’s leading media and network companies, multinational corporations, Internet Service Providers and governmental agencies. Intelsat’s satellite, teleport and fiber infrastructure is unmatched in the industry, setting the standard for transmissions of video, data and voice services. From the globalization of content and the proliferation of HD, to the expansion of cellular networks and broadband access, with Intelsat, advanced communications anywhere in the world are closer, by far.

Intelsat Safe Harbor Statement: Some of the statements in this news release constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this release reflect Intelsat’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, including known and unknown risks, uncertainties and other factors, many of which are outside of Intelsat’s control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Some of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements include: risks associated with operating our in-orbit satellites; satellite launch failures, satellite launch and construction delays and in-orbit failures or reduced performance; potential changes in the number of companies offering commercial satellite launch services and the number of commercial satellite launch opportunities available in any given time period that could impact our ability to timely schedule future launches and the prices we have to pay for such launches; our ability to obtain new satellite insurance policies with financially viable insurance carriers on commercially reasonable terms or at all, as well as the ability of our insurance carriers to fulfill their obligations; possible future losses on satellites that are not adequately covered by insurance; domestic and international government regulation; changes in our revenue backlog or expected revenue backlog for future services; pricing pressure and overcapacity in the markets in which we compete; inadequate access to capital markets; the competitive environment in which we operate; customer defaults on their obligations owed to us; our international operations and other uncertainties associated with doing business internationally; and litigation. Known risks include, among others, the risks included in Intelsat’s annual report on Form 10-K for the year ended December 31, 2009, its Registration Statement on Form S-1 filed on April 29, 2010, and its other filings with the U.S. Securities and Exchange Commission, the political, economic and legal conditions in the markets we are targeting for communications services or in which we operate and other risks and uncertainties inherent in the telecommunications business in general and the satellite communications business in particular. Because actual results could differ materially from Intelsat’s intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this news release with caution. Intelsat does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INTELSAT S.A.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands)

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2010

Revenue	$617,888	$644,256
Operating expenses:
Direct costs of revenue (exclusive of depreciation and amortization)	86,772	104,732
Selling, general and administrative	56,339	46,009
Depreciation and amortization	199,991	198,993
Losses on derivative financial instruments	38,820	19,950

Total operating expenses	381,922	369,684

Income from operations	235,966	274,572
Interest expense, net	337,504	345,531
Loss on early extinguishment of debt	(103)	(75,805)
Other income, net	3,381	3,600

Loss before income taxes	(98,260)	(143,164)
Benefit from income taxes	(3,476)	(35,811)

Net loss	(94,784)	(107,353)

Net loss attributable to noncontrolling interest	508	953

Net loss attributable to Intelsat S.A.	$(94,276)	$(106,400)

INTELSAT S.A.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands)

	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2010

Revenue	$1,892,219	$1,900,683
Operating expenses:
Direct costs of revenue (exclusive of depreciation and amortization)	297,576	302,620
Selling, general and administrative	172,975	144,589
Depreciation and amortization	611,079	596,989
Impairment of asset value	499,100	110,625
(Gains) losses on derivative financial instruments	(5,303)	90,592

Total operating expenses	1,575,427	1,245,415

Income from operations	316,792	655,268
Interest expense, net	1,027,837	1,035,018
Loss on early extinguishment of debt	(14,979)	(75,805)
Other income, net	9,579	7,943

Loss before income taxes	(716,445)	(447,612)
Benefit from income taxes	(31,327)	(54,919)

Net loss	(685,118)	(392,693)
Net loss attributable to noncontrolling interest	456	3,029

Net loss attributable to Intelsat S.A.	$(684,662)	$(389,664)

INTELSAT S.A.

UNAUDITED RECONCILIATION OF NET LOSS TO EBITDA

($ in thousands)

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2010

Net loss attributable to Intelsat S.A.	$(94,276)	$(106,400)	$(684,662)	$(389,664)
Add:
Interest expense, net	337,504	345,531	1,027,837	1,035,018
Loss on early extinguishment of debt	103	75,805	14,979	75,805
Benefit from income taxes	(3,476)	(35,811)	(31,327)	(54,919)
Depreciation and amortization	199,991	198,993	611,079	596,989

Intelsat S.A. EBITDA	$439,846	$478,118	$937,906	$1,263,229

Intelsat S.A. EBITDA margin	71%	74%	50%	66%

Note:

Intelsat S.A. EBITDA consists of earnings before net interest, loss on early extinguishment of debt, taxes and depreciation and amortization. EBITDA is a measure commonly used in the fixed satellite services sector, and Intelsat presents Intelsat S.A. EBITDA to provide further information with respect to its operating performance. Intelsat S.A. EBITDA margin is defined as Intelsat S.A. EBITDA divided by total revenue. Intelsat uses Intelsat S.A. EBITDA as one criterion for evaluating its performance relative to that of its peers. Intelsat believes that Intelsat S.A. EBITDA is an operating performance measure, and not a liquidity measure, that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. However, Intelsat S.A. EBITDA and Intelsat S.A. EBITDA margin are not measures of financial performance under GAAP, and may not be comparable to similarly titled measures of other companies. You should not consider Intelsat S.A. EBITDA or Intelsat S.A. EBITDA margin as an alternative to operating income or net loss or operating or net income (loss) margin, determined in accordance with GAAP, as an indicator of Intelsat’s operating performance, or as an alternative to cash flows from operating activities, determined in accordance with GAAP, as an indicator of cash flows or as a measure of liquidity.

INTELSAT S.A.

UNAUDITED RECONCILIATION OF CASH FLOW FROM OPERATIONS TO

INTELSAT LUXEMBOURG ADJUSTED EBITDA AND SUB HOLDCO ADJUSTED EBITDA

($ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
Reconciliation of net cash provided by operating activities to net loss attributable to Intelsat S.A.:
Net cash provided by operating activities	$153,124	$227,894	$549,302	$621,020
Depreciation and amortization	(199,991)	(198,993)	(611,079)	(596,989)
Impairment of asset value	—	—	(499,100)	(110,625)
Provision for doubtful accounts	(5,814)	(829)	(5,696)	(4,120)
Foreign currency transaction gain	1,985	1,785	4,804	1,419
Loss on disposal of assets	(3)	(55)	(2,561)	(343)
Share-based and other compensation expense	(3,001)	(656)	(24,037)	4,645
Deferred income taxes	10,735	8,548	55,295	49,656
Amortization of discount, premium, and other non-cash items	(31,351)	(23,906)	(93,226)	(72,584)
Interest paid-in-kind	(78,281)	(57,427)	(226,956)	(203,715)
Loss on early extinguishment of debt	—	(73,247)	(14,496)	(73,247)
Share in gain of unconsolidated affiliates	129	128	388	377
Gain on sale of investment	—	—	—	1,261
Unrealized gain (loss) on derivative financial instruments	(13,834)	(17,804)	64,478	(43,257)
Other non-cash items	80	(867)	(162)	(2,602)
Net loss attributable to noncontrolling interest	456	953	456	3,029
Changes in operating assets and liabilities, net of effect of acquisition	71,490	28,076	117,928	36,411

Net loss attributable to Intelsat S.A.	(94,276)	(106,400)	(684,662)	(389,664)

Add (Subtract):
Interest expense, net	337,504	345,531	1,027,837	1,035,018
Loss on early extinguishment of debt	103	75,805	14,979	75,805
Benefit from income taxes	(3,476)	(35,811)	(31,327)	(54,919)
Depreciation and amortization	199,991	198,993	611,079	596,989

Intelsat, S.A. EBITDA	439,846	478,118	937,906	1,263,229

Add (Subtract):
Parent and intercompany expenses, net	3,279	1,881	9,083	6,388
EBITDA from unrestricted subsidiaries	(499)	(980)	(986)	(2,895)
Compensation and benefits	4,013	769	22,087	(4,307)
Management fees	5,797	6,178	17,391	18,534
Share in gain of unconsolidated affiliates	(129)	(128)	(388)	(377)
Impairment of asset value	—	—	499,100	110,625
(Gain) loss on derivative financial instruments	38,820	19,951	(5,303)	90,592
Gain on sale of investment	—	—	—	(1,260)
Non-recurring and other non-cash items	1,885	2,370	15,755	12,078
Satellite performance incentives	(2,120)	(2,153)	(6,602)	(6,539)

Intelsat Luxembourg Adjusted EBITDA	490,892	506,006	1,488,043	1,486,068

Intelsat Luxembourg Adjusted EBITDA Margin	79%	79%	79%	78%

Add (Subtract):
Intelsat Corp Adjusted EBITDA	(185,865)	(196,723)	(571,777)	(576,011)
Parent and intercompany expenses	(195)	567	193	1,070
Satellite performance incentives	2,120	2,153	6,602	6,539

Sub Holdco Adjusted EBITDA	$306,952	$312,003	$923,061	$917,666

Note:

Intelsat calculates a measure called Intelsat Luxembourg Adjusted EBITDA, based on the term Adjusted EBITDA, as defined in the indenture governing the 2017 PIK Notes. Intelsat Luxembourg Adjusted EBITDA consists of Intelsat S.A. EBITDA as adjusted to exclude or include certain unusual items, certain other operating expense items and other adjustments permitted in calculating covenant compliance under this indenture as described in the table above. Intelsat Luxembourg Adjusted EBITDA as presented above is calculated only with respect to Intelsat (Luxembourg) S.A. and its subsidiaries. Intelsat Luxembourg Adjusted EBITDA is a material component of certain ratios used in this indenture, such as the unsecured indebtedness leverage ratio and the secured indebtedness leverage ratio. Intelsat Luxembourg Adjusted EBITDA Margin is defined as Intelsat Luxembourg Adjusted EBITDA divided by Intelsat (Luxembourg) S.A. total revenue.

Intelsat also calculates a measure called Sub Holdco Adjusted EBITDA, based on the term Consolidated EBITDA, as defined in the Credit Agreement of Intelsat Subsidiary Holding Company S.A. (“Intelsat Sub Holdco”) dated as of July 3, 2006, as amended. Sub Holdco Adjusted EBITDA consists of EBITDA as adjusted to exclude certain unusual items, certain other operating expense items and other adjustments permitted in calculating covenant compliance under the Credit Agreement as described in the table above. Sub Holdco Adjusted EBITDA as presented above is calculated only with respect to Intelsat Sub Holdco and its subsidiaries. Sub Holdco Adjusted EBITDA is a material component of certain covenant ratios used in the Credit Agreement that apply to Intelsat Sub Holdco and its subsidiaries, such as the secured debt leverage ratio and total leverage ratio.

Intelsat Luxembourg Adjusted EBITDA, Sub Holdco Adjusted EBITDA and Intelsat Luxembourg Adjusted EBITDA Margin are not measures of financial performance under GAAP, and may not be comparable to similarly titled measures of other companies. You should not consider Sub Holdco Adjusted EBITDA, Intelsat Luxembourg Adjusted EBITDA or Intelsat Luxembourg Adjusted EBITDA Margin as alternatives to operating income or net loss or operating or net income (loss) margin, determined in accordance with GAAP, as indicators of Intelsat’s operating performance, or as alternatives to cash flows from operating activities, determined in accordance with GAAP, as indicators of cash flows or as measures of liquidity.

INTELSAT S.A.

CONSOLIDATED BALANCE SHEETS

($ in thousands)

	As of December 31, 2009	As of September 30, 2010
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$477,571	$651,224
Receivables, net of allowance of $20,517 in 2009 and $18,934 in 2010	294,539	277,439
Deferred income taxes	50,643	30,854
Prepaid expenses and other current assets	33,561	56,411

Total current assets	856,314	1,015,928
Satellites and other property and equipment, net	5,781,955	5,908,022
Goodwill	6,780,827	6,780,827
Non-amortizable intangible assets	2,458,100	2,458,100
Amortizable intangible assets, net	978,599	880,888
Other assets	487,140	512,404

Total assets	$17,342,935	$17,556,169

LIABILITIES AND SHAREHOLDER’S EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$157,519	$213,168
Employee related liabilities	48,882	30,856
Accrued interest payable	369,376	273,988
Current portion of long-term debt	97,689	92,498
Deferred satellite performance incentives	18,683	15,500
Deferred revenue	53,671	64,633
Other current liabilities	68,823	67,328

Total current liabilities	814,643	757,971

Long-term debt, net of current portion	15,223,010	15,860,493
Deferred satellite performance incentives, net of current portion	128,774	118,440
Deferred revenue, net of current portion	254,636	333,658
Deferred income taxes	548,719	486,419
Accrued retirement benefits	239,873	236,878
Other long-term liabilities	335,159	339,985

Redeemable noncontrolling interest	8,884	17,487

Shareholder’s equity (deficit):
Ordinary shares, $1.00 par value,100,000,000 shares authorized; 5,000,000 shares issued and outstanding at December 31, 2009 and September 30, 2010 respectively.	5,000	5,000
Paid-in capital	1,520,616	1,523,396
Accumulated deficit	(1,667,998)	(2,060,026)
Accumulated other comprehensive loss	(68,381)	(65,431)

Total Intelsat S.A. shareholder’s deficit	(210,763)	(597,061)
Noncontrolling interest	—	1,899

Total liabilities and shareholder’s deficit	$17,342,935	$17,556,169

INTELSAT S.A.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in thousands)

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2010
Cash flows from operating activities:
Net loss	$(94,276)	$(107,353)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	199,991	198,993
Provision for doubtful accounts	5,814	829
Foreign currency transaction gain	(1,985)	(1,785)
Loss on disposal of assets	3	55
Share-based and other compensation expense	3,001	656
Deferred income taxes	(10,735)	(8,548)
Amortization of discount, premium, issuance costs and other non-cash items	31,351	23,906
Interest paid-in-kind	78,281	57,427
Loss on early extinguishment of debt	—	73,247
Share in gain of unconsolidated affiliates	(129)	(128)
Unrealized losses on derivative financial instruments	13,834	17,804
Other non-cash items	(536)	868
Changes in operating assets and liabilities:
Receivables	(4,216)	25,005
Prepaid expenses and other assets	8,456	19,712
Accounts payable and accrued liabilities	(68,009)	(46,807)
Deferred revenue	5,696	11,497
Accrued retirement benefits	1,221	(1,136)
Other long-term liabilities	(14,638)	(36,347)

Net cash provided by operating activities	153,124	227,894

Cash flows from investing activities:
Payments for satellites and other property and equipment (including capitalized interest)	(172,632)	(245,825)
Proceeds from sale of other property and equipment	8	—
Capital contributions to unconsolidated affiliates	(6,105)	(6,104)
Other investing activities	1,731	2,225

Net cash used in investing activities	(176,998)	(249,704)

Cash flows from financing activities:
Repayments of long-term debt	(24,981)	(694,340)
Proceeds from issuance of long-term debt	28,830	1,000,003
Debt issuance costs	—	(16,693)
Payment of premium on early retirement of debt	—	(44,118)
Noncontrolling interest in New Dawn	—	4
Principal payments on deferred satellite performance incentives	(4,554)	(3,070)
Principal payments on capital lease obligations	(92)	—

Net cash used in financing activities	(797)	241,786

Effect of exchange rate changes on cash and cash equivalents	1,985	1,785

Net change in cash and cash equivalents	(22,686)	221,761
Cash and cash equivalents, beginning of period	527,229	429,463

Cash and cash equivalents, end of period	$504,543	$651,224

Supplemental cash flow information:
Interest paid, net of amounts capitalized	$279,587	$307,704
Income taxes paid	27,488	12,120

Supplemental disclosure of non-cash investing activities:
Accrued capital expenditures	$11,240	$15,799

INTELSAT S.A.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in thousands)

	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2010
Cash flows from operating activities:
Net loss	$(685,118)	$(392,693)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	611,079	596,989
Impairment of asset value	499,100	110,625
Provision for doubtful accounts	5,696	4,120
Foreign currency transaction gain	(4,804)	(1,419)
Loss on disposal of assets	2,561	343
Share-based and other compensation expense	24,037	(4,645)
Deferred income taxes	(55,295)	(49,656)
Amortization of discount, premium, issuance costs and other non-cash items	93,226	72,584
Interest paid-in-kind	226,956	203,715
Loss on early extinguishment of debt	14,496	73,247
Share in gain of unconsolidated affiliates	(388)	(377)
Gain on sale of investment	—	(1,261)
Unrealized (gains) losses on derivative financial instruments	(64,478)	43,257
Other non-cash items	162	2,602
Changes in operating assets and liabilities:
Receivables	(19,789)	11,477
Prepaid expenses and other assets	17,952	(61,397)
Accounts payable and accrued liabilities	(124,784)	(36,788)
Deferred revenue	26,226	89,984
Accrued retirement benefits	3,372	(2,995)
Other long-term liabilities	(20,905)	(36,692)

Net cash provided by operating activities	549,302	621,020

Cash flows from investing activities:
Payments for satellites and other property and equipment (including capitalized interest)	(456,035)	(683,349)
Proceeds from sale of other property and equipment	686	—
Proceeds from sale of investment	—	28,594
Capital contributions to unconsolidated affiliates	(12,210)	(12,209)
Other investing activities	5,437	9,585

Net cash used in investing activities	(462,122)	(657,379)

Cash flows from financing activities:
Repayments of long-term debt	(424,184)	(745,589)
Proceeds from issuance of long-term debt	429,195	1,023,465
Repayment of loan proceeds received from Intelsat Holdings	(34,000)	—
Capital contributions from parent	—	18,000
Debt issuance costs	(7,331)	(32,063)
Payment of premium on early retirement of debt	—	(44,118)
Noncontrolling interest in New Dawn	—	1,035
Principal payments on deferred satellite performance incentives	(19,569)	(11,946)
Principal payments on capital lease obligations	(1,763)	(191)

Net cash used in financing activities	(57,652)	208,593

Effect of exchange rate changes on cash and cash equivalents	4,804	1,419

Net change in cash and cash equivalents	34,332	173,653
Cash and cash equivalents, beginning of period	470,211	477,571

Cash and cash equivalents, end of period	$504,543	$651,224

Supplemental cash flow information:
Interest paid, net of amounts capitalized	$803,269	$767,790
Income taxes paid	43,279	31,997

Supplemental disclosure of non-cash investing activities:
Accrued capital expenditures	$60,108	$122,661

INTELSAT S.A.

UNAUDITED RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES

TO FREE CASH FLOW FROM OPERATIONS

($ in thousands)

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2010

Net cash provided by operating activities	$153,124	$227,894	$549,302	$621,020
Payments for satellites and other property and equipment (including capitalized interest)	(172,632)	(245,825)	(456,035)	(683,349)

Free cash flow for operations	$(19,508)	$(17,931)	$93,267	$(62,329)

Note:

Free cash flow from operations consists of net cash provided by operating activities, less payments for satellites and other property and equipment (including capitalized interest). Free cash flow from operations is not a measurement of cash flow under GAAP. Intelsat believes free cash flow from operations is a useful measure of financial performance that shows a company’s ability to fund its operations. Free cash flow from operations is used by Intelsat in comparing its performance to that of its peers and is commonly used by analysts and investors in assessing performance. Free cash flow from operations does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. Free cash flow from operations is not a measure of financial performance under GAAP, and may not be comparable to similarly titled measures of other companies. You should not consider free cash flow from operations as an alternative to operating or net income, determined in accordance with GAAP, as an indicator of Intelsat’s operating performance, or as an alternative to cash flows from operating activities, determined in accordance with GAAP, as an indicator of cash flows or as a measure of liquidity.